LEGATO SYSTEMS, INC.
                                3210 Porter Drive
                           Palo Alto, California 94304

                                  April 8, 1999

TO THE STOCKHOLDERS OF LEGATO SYSTEMS, INC.

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Legato Systems, Inc. (the "Company"), which will be held at the Crowne Plaza Hotel, 4290 El Camino Real, Palo Alto, California, on Thursday, May 13, 1999, at 9:00 a.m.

     Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

     It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.


                             Sincerely,



                             Louis C. Cole
                             Chairman of the Board, President and
                             Chief Executive Officer

                              LEGATO SYSTEMS, INC.
                                3210 Porter Drive
                           Palo Alto, California 94304

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To be held May 13, 1999

       The Annual Meeting of Stockholders (the "Annual Meeting") of Legato Systems, Inc. (the "Company") will be held at the Crowne Plaza Hotel, 4290 El Camino Real, Palo Alto, California, on Thursday, May 13, 1999, at 9:00 a.m. for the following purposes:

     1. To elect six directors of the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

     2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 100,000,000 to 200,000,000;

      3. To approve an amendment to the Company's 1995 Stock Option/Stock Issuance Plan, including an increase to the number of shares available for issuance thereunder, as set forth in the accompanying Proxy Statement;

     4. To approve an amendment to the Company's Employee Stock Purchase Plan, including an increase to the number of shares available for issuance thereunder, as set forth in the accompanying Proxy Statement;

     5. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999; and

     6. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The foregoing items of business are more fully described in the attached Proxy Statement.

     Only stockholders of record at the close of business on March 31, 1999 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at 3210 Porter Drive, Palo Alto, California, during ordinary business hours for the ten-day period prior to the Annual Meeting.

                             BY ORDER OF THE BOARD OF DIRECTORS,



                             Robert V. Gunderson, Jr.
                             Secretary

Palo Alto, California
April 8, 1999

--------------------------------------------------------------------------------
                                   IMPORTANT
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
WHETHER OR NOT YOU PLAN TO ATTEND the Annual Meeting, please COMPLETE, sign, date and PROMPTLY return the ACCOMPANYING proxy in the ENCLOSED POSTAGE-PAID envelope. you may revoke your proxy at any time prior to the annual meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.
--------------------------------------------------------------------------------

                              LEGATO SYSTEMS, INC.
                                3210 Porter Drive
                           Palo Alto, California 94304




                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                             To be held May 13, 1999



     These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Legato Systems, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Crowne Plaza Hotel, 4290 El Camino Real, Palo Alto, California, on Thursday, May 13, 1999, at 9:00 a.m., and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about April 8, 1999.


                               PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.


                    VOTING RIGHTS AND SOLICITATION OF PROXIES

     The Company's Common Stock is the only type of security entitled to vote at the Annual Meeting. On March 31, 1999, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were _______ shares of Common Stock outstanding. Each stockholder of record on March 31, 1999 is entitled to one vote for each share of Common Stock held by such stockholder on March 31, 1999. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.


Quorum Required

     The Company's bylaws provide that the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.


Votes Required

     Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The six nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total. Stockholders may not cumulate votes in the election of directors.

     Proposal 2. Approval of the adoption of the amendment to the Company's Certificate of Incorporation requires the affirmative vote of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting. Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as votes against the proposal.

     Proposal 3. Approval of the adoption of the amendment to the Company's 1995 Stock Option/Stock Issuance Plan requires the affirmative vote of a majority of those shares present in person or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as votes against the proposal. Broker non-votes will not be treated as entitled to vote on the matter and thus, will not affect the outcome of the voting on the proposal.

     Proposal 4. Approval of the adoption of the amendment to the Company's Employee Stock Purchase Plan requires the affirmative vote of a majority of those shares present in person or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as votes against the proposal. Broker non-votes will not be treated as entitled to vote on the matter and thus, will not affect the outcome of the voting on the proposal.

     Proposal 5. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.


Proxies

     Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1), FOR Proposal Nos. 2, 3, 4 and 5 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.


Solicitation of Proxies

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. The Company has also retained Beacon Hill Partners, Inc. ("Beacon Hill") to assist in the solicitation of proxies. Beacon Hill will receive a fee for such services of approximately $7,000 including out-of-pocket expenses, which will be paid by the Company. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

      The directors who are being nominated for reelection to the Board of Directors (the "Nominees"), their ages as of March 31, 1999, their positions and offices held with the Company and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The six (6) nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company to serve until the next Annual Meeting or until their successors have been duly elected and qualified.


Nominees                                Age                   Positions and Offices Held with the Company
--------------------------------       -------      ----------------------------------------------------------------

Louis C. Cole (1)                        55         Chairman of the Board, President and Chief Executive Officer
Eric A. Benhamou                         43         Director
H. Raymond Bingham                       54         Director
Kevin A. Fong (2)(3)                     45         Director
David N. Strohm (3)                      50         Director
Phillip E. White(2)                      56         Director

(1)  Member of Stock Option Committee
(2)  Member of Audit Committee
(3)  Member of Compensation Committee


     Mr. Cole joined the Company as President, Chief Executive Officer and a Director in June 1989. Since April 1995, Mr. Cole has also served as Chairman of the Board. Before joining the Company, from March 1987 until July 1988, Mr. Cole served as Executive Vice President responsible for all operating divisions of Novell, Inc., a publicly held manufacturer of computer networking and software products. Mr. Cole currently serves as a director of Inference Corp., Qualix Group, Inc. (doing business as FullTime Software, Inc.) and Rogue Wave Software, Inc. all publicly held software companies. Mr. Cole holds a B.S. in mathematics and education from Pennsylvania State University at Edinboro.

     Mr. Benhamou has been a Director of the Company since March 1993. Mr. Benhamou has been the Chief Executive Officer of 3Com Corporation ("3Com"), a publicly held computer network products company, since September 1990, and has been Chairman of the Board of 3Com since July 1994. He served as the President of 3Com from April 1990 until August 1998. From April 1990 until September 1990, Mr. Benhamou served as Chief Operating Officer of 3Com. Mr. Benhamou currently serves as a director of Cypress Semiconductor, a publicly held semiconductor company, and Netscape Communications, a publicly held Internet software company. Mr. Benhamou holds a Diplome d'Ingenieur from Ecole Nationale Superieure d'Arts et Metiers in Paris, France, and an M.S. in electrical engineering from Stanford University.

     Mr. Bingham has been a Director of the Company since December 1998. Mr. Bingham has been Executive Vice President and Chief Financial Officer of Cadence Design Systems ("Cadence"), a publicly held electronic design automation software company, since 1993 and a director of Cadence since November 1997. Prior to joining Cadence, Mr. Bingham served eight years as Executive Vice President and Chief Financial Officer of Red Lion Hotels and Inns, an owner and operator of a chain of hotels. Mr. Bingham currently serves as a director of Sunstone Hotel Investors, Inc., a publicly held real estate investment trust, and Integrated Measurement Systems, Inc., a publicly held hardware and software company. Mr. Bingham holds a B.A. in economics from Weber State University and an M.B.A. from Harvard University.

     Mr. Fong has been a Director of the Company since December 1988. Mr. Fong joined Mayfield Fund ("Mayfield"), a venture capital firm, in 1988 and has been a general partner of several venture capital funds affiliated with Mayfield since 1990. Mr. Fong currently serves as a director of Prism Solutions, Inc., a publicly held data warehousing company, as well as several privately held companies. Mr. Fong holds a B.S. in electrical engineering from the University of California at Berkeley, and an M.S. in electrical engineering and an M.B.A. from Stanford University.

     Mr. Strohm has been a Director of the Company since December 1988. Mr. Strohm joined Greylock Management Corporation ("Greylock"), a venture capital management company, in 1980 and is a general partner of several venture capital funds affiliated with Greylock. Mr. Strohm currently serves as a director of Banyan Systems, Inc., a manufacturer of networking software products, DoubleClick, Inc., a leading provider of comprehensive Internet advertising solutions and ISS Group, Inc., a provider of Internet security software, all publicly held, as well as several privately held technology companies. Mr. Strohm holds a B.A. from Dartmouth College and an M.B.A. from Harvard University.

     Mr. White has been a Director of the Company since May 1995. Since August 1997, Mr. White has been providing marketing consulting services within the high-tech industry. From January 1989 to August 1997, Mr. White served as President, Chief Executive Officer and a director of Informix Corporation, a publicly held database software company. From March 1986 to December 1988, Mr. White served as President and Chief Operating Officer of Wyse Technology, Inc., a publicly held personal computer manufacturing company. Mr. White currently serves as a director of Adaptec, Inc., a publicly held manufacturer and retailer of peripheral adapters. In addition, Mr. White is a member of the Board of Trustees of Illinois Wesleyan University. Mr. White holds a B.A. from Illinois Wesleyan University and an M.B.A. from the University of Illinois, Urbana.


Board of Directors Meetings and Committees

     During the fiscal year ended December 31, 1998, the Board of Directors held five (5) meetings and acted by written consent in lieu of a meeting on one (1) occasion. For the fiscal year, each of the directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served. The Board of Directors has three
(3) standing committees: the Audit Committee, the Compensation Committee and the Stock Option Committee.

     During the fiscal year ended December 31, 1998, the Compensation Committee of the Board of Directors held one (1) meeting and acted by written consent in lieu of a meeting on one (1) occasion. The Compensation Committee reviews the performance of the executive officers of the Company, establishes compensation programs for the officers, and reviews the compensation programs for other key employees, including salary and cash bonus levels and option grants under the 1995 Stock Option/Stock Issuance Plan. The members of the Compensation Committee are Messrs. Fong and Strohm.

     During the fiscal year ended December 31, 1998, the Stock Option Committee of the Board of Directors acted by written consent in lieu of a meeting on 50 occasions. The Stock Option Committee approves stock option grants to employees and consultants of the Company who are not officers up to a maximum number of shares set by the Board of Directors. Mr. Cole was the sole member of the Stock Option Committee during 1998.


     During the fiscal year ended December 31, 1998, the Audit Committee of the Board of Directors did not hold any meetings. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's accountants, the scope of the annual audits, fees to be paid to the Company's accountants, the performance of the Company's accountants and the accounting practices of the Company. The members of the Audit Committee are Messrs. Fong and White.

Director Compensation

     Except for grants of stock options, directors of the Company generally do not receive compensation for services provided as a director. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors.

     Non-employee Board members are eligible for option grants pursuant to the provisions of the Automatic Option Grant Program under the Company's 1995 Stock Option/Stock Issuance Plan. Under the Automatic Option Grant Program, each individual who first becomes a non-employee Board member after the date of the Company's initial public offering will be granted an option to purchase 48,000 shares on the date such individual joins the Board, provided such individual has not been in the prior employ of the Company. In addition, at each Annual Meeting of Stockholders, each individual who has served as a non-employee Board member for at least six months prior to such Annual Meeting will receive an additional option grant to purchase 12,000 shares of Common Stock, whether or not such individual has been in the prior employ of the Company. The option price for each option grant under the Automatic Option Grant Program will be equal to the fair market value per share of Common Stock on the automatic grant date and each automatic option grant will be immediately exercisable for all of the option shares. The shares purchasable under the option will be subject to repurchase at the original exercise price in the event the optionee's Board service should cease prior to vesting. With respect to each initial grant, the repurchase right shall lapse and the optionee shall vest in four (4) equal annual installments from the grant date. Each annual grant shall vest in two equal and successive annual installments. Pursuant to the Automatic Option Grant Program, Messrs. Benhamou, Fong, Strohm and White were each granted options to purchase 48,000 shares of Common Stock on July 5, 1995 at an exercise price of $4.75 per share, 12,000 shares on May 16, 1996 at an exercise price of $10.94 per share, 12,000 shares on May 15, 1997 at an exercise price of $8.94 per share and 12,000 shares on May 14, 1998 at an exercise price of $30.47. Mr. Bingham, who joined the Board on December 18, 1998, was granted an option to purchase 48,000 shares of Common Stock at an exercise price of $55.06. Pursuant to the Automatic Option Grant Program, each of Messrs. Benhamou, Fong, Strohm and White will be granted options to purchase 12,000 shares of Common Stock on May 13, 1999.

     Directors who are also employees of the Company are eligible to receive options and be issued shares of Common Stock directly under the 1995 Stock Option/Stock Issuance Plan and are also eligible to participate in the Company's Employee Stock Purchase Plan and, if an executive officer of the Company, the Executive Bonus Plan.


Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of February 24, 1999, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock, (ii) each of the Company's directors and the executive officers named in the Summary Compensation Table and
(iii) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

                                                                          Shares Beneficially Owned
                                                                       as of February 24, 1999 (1) (2)
                                                        --------------------------------------------------------------
Beneficial Owner                                             Number of Shares                Percentage of Class
---------------------------------------------------     ---------------------------      -----------------------------
Putnam Investment Management...................                   4,456,426                         11.73%
One Post Office Square
Boston, MA 02109
Pilgrim Baxter & Associates....................                   2,725,531                          7.17%
825 Duportail Rd.
Wayne, PA 19087
American Express Financial Corporation.........                   2,325,802                          6.12%
IDS Tower 10
Minneapolis, MN 55440
Louis C. Cole (3)..............................                   1,834,732                          4.79%
Nora M. Denzel (4).............................                      38,701                            *
John Ferraro (5)...............................                      67,495                            *
Kent D. Smith (6)..............................                     358,482                            *
Stephen C. Wise (7)............................                      44,868                            *
Eric A. Benhamou (8)...........................                     160,000                            *
H. Raymond Bingham (9).........................                      48,000                            *
Kevin A. Fong (10).............................                     117,496                            *
David N. Strohm (10)...........................                     241,868                            *
Phillip E. White (11)..........................                      74,000                            *
All current directors and executive officers as                                                        *
a group (11 persons) (12) .....................                   3,061,193                            *


-----------------------

*     Less than 1% of the outstanding shares of Common Stock.

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. To the Company's knowledge, the entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) The number of shares of Common Stock deemed outstanding includes shares issuable pursuant to stock options that may be exercised within sixty (60) days after February 24, 1999.

(3) Includes options exercisable into 327,616 shares of Common Stock and 1,507,116 shares held by The Louis and Jolene Cole 1988 Revocable Trust, dated November 7, 1988 (the "Cole Trust"), of which Mr. Cole is a trustee.

(4)   Includes options exercisable into 36,797 shares of Common Stock.

(5)   Includes options exercisable into 66,666 shares of Common Stock.

(6)   Includes options exercisable into 328,482 shares of Common Stock.

(7)   Includes options exercisable into 28,539 shares of Common Stock.

(8)   Includes options exercisable into 144,000 shares of Common Stock.

(9)   Includes options exercisable into 48,000 shares of Common Stock.

(10)  Includes options exercisable into 84,000 shares of Common Stock.

(11)  Includes options exercisable into 74,000 shares of Common Stock.

(12)  Includes options exercisable into 1,274,498 shares of Common Stock.

                          COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Company's Board of Directors (the "Compensation Committee" or the "Committee") has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer ("CEO") and certain other executive officers of the Company and to administer the Company's 1995 Stock Option/Stock Issuance Plan and Employee Stock Purchase Plan. In addition, the Committee has the responsibility for approving the individual bonus programs to be in effect for the CEO and certain other executive officers and other key employees each fiscal year.

     For the 1998 fiscal year, the process utilized by the Committee in determining executive officer compensation levels was based on the subjective judgment of the Committee. Among the factors considered by the Committee were the recommendations of the CEO with respect to the compensation of the Company's key executive officers. However, the Committee made the final compensation decisions concerning such officers.

     General Compensation Policy. The Committee's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. It is the Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance, as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package consists of: (i) base salary, (ii) cash bonus awards and (iii) long-term stock-based incentive awards.

     Base Salary. The base salary for each executive officer is set on the basis of general market levels and personal performance. Each individual's base pay is positioned relative to the total compensation package, including cash incentives and long-term incentives.

     In preparing the performance graph for this Proxy Statement, the Company has selected the Hambrecht & Quist Software Sector Index. The companies included in the Company's informal survey are not necessarily those included in the Hambrecht & Quist Software Sector Index, because they were determined not to be competitive with the Company for executive talent or because compensation information was not available.


     Annual Cash Bonuses. Each executive officer has an established cash bonus target. The annual pool of bonuses for executive officers is distributed on the basis of the Company's achievement of the financial performance targets established at the start of the fiscal year and personal objectives established for each executive. Actual bonuses paid reflect an individual's accomplishment of both corporate and functional objectives and are based on a percentage of the individual's base salary. The corporate goals set for the 1998 bonuses are based on the achievement of quarterly and annual revenue and income targets. During 1998, the Company achieved its quarterly and annual revenue and income targets.

     Long-Term Incentive Compensation. During fiscal 1998, the Committee, in its discretion, made option grants to Messrs. Louis C. Cole, James P. Chappell and Kent D. Smith under the 1995 Stock Option/Stock Issuance Plan. Generally, a significant grant is made in the year that an officer commences employment and no grant is made in the second year. Thereafter, option grants may be made at varying times and in varying amounts in the discretion of the Committee. Generally, the size of each grant is set at a level that the Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's position with the Company, the individual's potential for future responsibility and promotion, the individual's performance in the recent period and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Committee's discretion. Applying these principles, a significant grant was made to Ms. Denzel and Mr. Ferraro in connection with their commencement of employment in 1997 and no grant was made in 1998. The grants made to Messrs. Cole, Chappell and Smith were made in recognition of their years of service with the Company, their performance in the recent period, and, in the case of Mr. Cole, in recognition of the small number of unvested options held by him.


     Each grant allows the officer to acquire shares of the Company's common stock at a fixed price per share (the market price on the grant date) over a specified period of time. The option vests in periodic installments over a two to four year period, contingent upon the executive officer's continued employment with the Company. The vesting schedule and the number of shares granted are established to ensure a meaningful incentive in each year following the year of grant. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term.

     CEO Compensation. The annual base salary for Mr. Cole, the Company's President and Chief Executive Officer, was increased by the Committee on January 27, 1998. The Committee's decision was made primarily on the basis of Mr. Cole's personal performance of his duties.

     The remaining components of the Chief Executive Officer's 1998 fiscal year incentive compensation were entirely dependent upon the Company's financial performance and provided no dollar guarantees. The bonus paid to the Chief Executive Officer for the fiscal year was based on the same incentive plan for all other officers. Specifically, a target incentive was established at the beginning of the year using an agreed-upon formula based on Company revenue and profit. Each year, the annual incentive plan is reevaluated with a new achievement threshold and new targets for revenue and profit. The option grant made to the Chief Executive Officer during the 1998 fiscal year was based on the factors discussed above. The bonus award was intended to reflect his years of service with the Company and to place a significant portion of Mr. Cole's total compensation at risk, because the bonus will provide little or no compensation unless Company performance achieves agreed-upon thresholds.

     Tax Limitation. Under the Federal tax laws, a publicly-held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. To qualify for an exemption from the $1 million deduction limitation, the stockholders were asked to approve a limitation under the Company's 1995 Stock Option/Stock Issuance Plan on the maximum number of shares of Common Stock for which any one participant may be granted stock options per calendar year. Because this limitation was adopted, any compensation deemed paid to an executive officer when he exercises an outstanding option under the 1995 Stock Option/Stock Issuance Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. Since it is not expected that the cash compensation to be paid to the Company's executive officers for the 1998 fiscal year will exceed the $1 million limit per officer, the Committee will defer any decision on whether to limit the dollar amount of all other compensation payable to the Company's executive officers to the $1 million cap.


                                                 Compensation Committee
                                                 Kevin A. Fong
                                                 David N. Strohm


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors was formed in September 1992, and the members of the Compensation Committee are Messrs. Fong and Strohm. Neither of these individuals was at any time during 1998, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.


                             STOCK PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock between July 6, 1995 (the date the Company's Common Stock commenced public trading) and December 31, 1998 with the cumulative total return of (i) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Stock Market-U.S. Index") and (ii) the Hambrecht & Quist Software Sector Index (the "H&Q Software Sector Index"), over the same period. This graph assumes the investment of $100.00 on July 6, 1995 in the Company's Common Stock, the Nasdaq Stock Market-U.S. Index and the H&Q Software Sector Index, and assumes the reinvestment of dividends, if any.

     The comparisons shown in the graph below are based upon historical data. The Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from Hambrecht & Quist LLC, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

        Comparison of Cumulative Total Return Among Legato Systems, Inc., the Nasdaq Stock Market-U.S. Index and the H&Q Software Sector Index












-------------------------------------------------------------------------------------------------------------------
                                  7/6/95   12/31/95   6/30/96   12/31/96  6/30/97   12/31/97   6/30/98   12/31/98
-------------------------------------------------------------------------------------------------------------------
Legato Systems, Inc.             $100.00    $114.81   $203.70   $241.67   $137.04    $325.93   $577.78    $976.85
-------------------------------------------------------------------------------------------------------------------
Nasdaq Stock Market-U.S. Index   $100.00    $112.33   $127.16   $138.14   $154.59    $169.47   $204.04    $238.23
-------------------------------------------------------------------------------------------------------------------
H&Q Software Sector Index        $100.00    $107.76   $128.23   $131.00   $141.98    $158.39   $213.13    $206.92
-------------------------------------------------------------------------------------------------------------------


     The Company effected its initial public offering of Common Stock on July 5, 1995 at a price of $4.75 per share (as adjusted to reflect the 1996 Stock Split and the 1998 Stock Split). The graph above, however, commences with the closing price of $6.75 per share (as adjusted to reflect the 1996 Stock Split and the 1998 Stock Split) on July 6, 1995--the date the Company's Common Stock commenced public trading.

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

     The following Summary Compensation Table sets forth the compensation earned by the Company's Chief Executive Officer and the four other most highly compensated executive officers who were serving as such at the end of 1998 (collectively, the "Named Officers"), each of whose aggregate compensation for 1998 exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries for that fiscal year.


                           Summary Compensation Table

                                                                                   Long-Term
                                                                                  Compensation
                                                                                   Number of
                                                                                   Securities
                                                     Annual Compensation           Underlying       All Other
                                               ---------------------------------
Name and Principal Position           Year        Salary(1)          Bonus           Options      Compensation(2)
Louis C. Cole                         1998         $240,170          $195,059         200,000         $   626
  Chairman of the Board, President    1997         $218,334          $107,625         100,000          $1,440
   and Chief Executive Officer        1996         $200,004          $100,520         100,000          $2,864



Nora M. Denzel                        1998         $181,996         $115,249                0         $   626
  Senior Vice President,              1997         $146,666(3)      $  84,000         300,000         $   303
   Product Operations                 1996                -         $       -               -         $     -



John Ferraro                          1998         $161,333         $  92,372               0         $    626
  Senior Vice President,              1997         $  6,190(4)      $       -         260,000         $     -
   Worldwide Sales Operations         1996                -         $       -               -         $     -


Kent D. Smith                         1998         $211,260         $154,077          100,000         $   626
  Executive Vice President,           1997         $198,300         $  86,721          50,000         $   870
   Chief Operations Officer           1996         $162,000         $  73,301          40,000         $ 1,907



Stephen C. Wise                       1998         $183,400         $ 102,375              0          $   626
  Senior Vice President, Finance,     1997         $165,831         $  56,470         250,000(6)      $   558
   Chief Financial Officer,           1996         $ 41,231(5)      $  13,000         200,000(6)      $   128
   Asst Secretary

--------

(1) Salary includes amounts deferred under the Company's 401(k) Plan. (2) Represents life insurance premiums paid by the Company. (3) Ms. Denzel commenced employment on January 21, 1997. (4) Mr. Ferraro commenced employment on December 15, 1997. (5) Mr. Wise commenced employment on September 27, 1996.
(6) The option for 200,000 shares granted to Mr. Wise in 1996 was canceled and subsequently regranted on January 27, 1997.

     The following table contains information concerning the stock option grants made to each of the Named Officers for 1998. No stock appreciation rights were granted to these individuals during such year.


                                                   Option Grants in Last Fiscal Year


                                           Individual Grants(1)                     Potential Realizable
                           ------------------------------------------------------
                            Number of    % of Total                                   Value at Assumed
                           Securities      Options                                 Annual Rates of Stock
                           Underlying    Granted to      Exercise                    Price Appreciation
                             Options      Employees       Price      Expiration      for Option Term(2)

           Name              Granted       in 1998      Per Share       Date          5%           10%
           ----              -------       -------      ---------       ----          --           ---
Louis C. Cole.........      200,000         11.50%       $22.53      1/27/08     $2,833,988    $7,181,882
Nora M. Denzel........            0             --           --           --          --            --
John Ferraro..........            0             --           --           --          --            --
Kent D. Smith.........      100,000          5.75%       $22.53      1/27/08     $1,416,994    $3,590,941
Stephen C. Wise.......            0             --           --           --          --            --

(1) The options disclosed in the table were granted on January 27, 1998. The exercise price for each option may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise. The plan administrator has the discretionary authority to reprice the options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the regrant date. The options have a maximum term of 10 years measured from the option grant date, subject to earlier termination in the event of the optionee's cessation of service with the Company. Except as otherwise noted, the options listed in the table become exercisable for 50% of the shares after one year of service from the designated vesting date and for 50% after 2 years from the designated vesting date. Under each of the options, the option shares will vest upon an acquisition of the Company by merger or asset sale, unless the acquiring company assumes the options. Any options that are assumed or replaced in the transaction and do not otherwise accelerate at that time shall automatically accelerate (and any unvested option shares which do not otherwise vest at that time shall automatically vest) in the event the optionee's service terminates by reason of an involuntary or constructive termination within 18 months following the transaction.

(2) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

     The following table sets forth information concerning option exercises in 1998 and option holdings as of the end of the 1998 fiscal year with respect to each of the Named Officers. No stock appreciation rights were outstanding at the end of that year.



                 Aggregate Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values


                                                               Number of
                                      Value Realized      Securities Underlying         Value of Unexercised
                         Shares      (Market Price at      Unexercised Options          in-the-Money Options
                       Acquired on    Exercise Less             at FY-End                   At FY-End(1)
Name                    Exercise     Exercise Price)   Exercisable   Unexercisable    Exercisable   Unexercisable
----                    ---------    ---------------   -----------   -------------    -----------   -------------
Louis C. Cole......      210,000      $7,141,314         218,032         299,168      $11,143,574    $16,507,001
Nora M. Denzel.....      112,499      $2,090,153          12,499         175,002         $656,726     $9,137,953
John Ferraro.......            0              --          65,000         195,000       $3,180,970     $9,542,910
Kent D. Smith......       68,500      $2,377,587         311,623         111,877      $18,638,231     $5,837,889
Stephen C. Wise....      100,200      $1,878,014          12,409         137,391         $659,083     $7,266,180



(1) Based on the fair market value of the Company's Common Stock at year-end ($65.94) per share less the exercise price payable for such shares.



     Bonus Plan. In 1996, the Company instituted an executive bonus program pursuant to which bonuses will be paid to executive officers based on individual and Company performance targets. In addition, certain non-executive employees will receive quarterly and annual bonuses if the Company meets its performance targets. The Company's performance targets are based on meeting revenue and income targets on a quarterly and annual basis.



             EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

     None of the Company's executive officers have employment or severance agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors.

     The Compensation Committee has the authority under the 1995 Stock Option/Stock Issuance Plan to accelerate the exercisability of outstanding options, or to accelerate the vesting of the shares of Common Stock subject to outstanding options, held by the Chief Executive Officer and the Company's other executive officers. Such acceleration may be conditioned on the optionee's termination of employment (whether involuntarily or through a forced resignation) and may be conditioned upon the occurrence of a merger, reorganization or consolidation or upon a hostile take-over of the Company effected through a tender offer or through a change in the majority of the Board as a result of one or more contested elections for Board membership.

                                 PROPOSAL NO. 2

                                AMENDMENT TO THE
                     COMPANY'S CERTIFICATE OF INCORPORATION

     The Board of Directors has determined that it is in the best interests of the Company and its stockholders to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 100,000,000 to 200,000,000 shares. Accordingly, the Board of Directors has unanimously approved the proposed Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, in the form attached hereto as Exhibit A (the "Certificate of Amendment"), and hereby solicits the approval of the Company's stockholders of the Certificate of Amendment. If the stockholders approve the Certificate of Amendment, the Board of Directors currently intends to file the Certificate of Amendment with the Secretary of State of the State of Delaware as soon as practicable following such stockholder approval. If the Certificate of Amendment is not approved by the stockholders, the existing Certificate of Incorporation will continue in effect.

     The objectives of the increase in the authorized number of shares of Common Stock are to ensure that the Company has sufficient shares available for future issuances. The Board of Directors believes that it is prudent to increase the authorized number of shares of Common Stock to the proposed levels in order to provide a reserve of shares available for issuance to meet business needs as they arise. Such future activities may include, without limitation, financings, establishing strategic relationships with corporate partners, providing equity incentives to employees, officers or directors, or effecting stock splits or dividends. The additional shares of Common Stock authorized may also be used to acquire or invest in complementary businesses or products or to obtain the right to use complementary technologies. Currently, the Company has plans to issue additional shares of Common Stock for pending acquisitions.

     On October 25, 1998, the Company entered into a definitive agreement to acquire Qualix Group, Inc. (dba FullTime Software, Inc.), a developer of distributed, enterprise-wide, cross-platform, adaptive computing solutions that enable customers to proactively manage application service level availability. The agreement provides for the issuance of 1,721,000 shares of the Company's common stock in exchange for all the common stock and options of Qualix Group, Inc. The transaction is expected to be completed during the second quarter of 1999, and is subject to the satisfaction of standard closing conditions, including regulatory approval and the approval of Qualix Group, Inc. stockholders. The transaction is expected to be accounted for as a pooling of interests.

     On January 28, 1999, the Company entered into a definitive agreement to acquire Intelliguard Software, Inc., a developer of standards-based storage management solutions for storage area networks. The agreement provides for the issuance of 720,000 shares of the Company's common stock and the cash equivalent of 180,000 shares of the Company's common stock at the closing price on the day preceding the completion of the transaction for all of the outstanding stock and stock rights of Intelliguard Software, Inc. The transaction is expected to be completed during the second quarter of 1999, and is subject to the satisfaction of standard closing conditions, including regulatory approval. The transaction is expected to be accounted for as a business purchase combination.

     The  Company  may  continue  to  evaluate  potential   acquisitions  of  or
investments with third parties.


Possible Effects of the Proposed Amendment to the Certificate of Incorporation

     If the stockholders approve the proposed Certificate of Amendment, the Board of Directors may cause the issuance of additional shares of Common Stock without further vote of the stockholders of the Company, except as provided under Delaware corporate law or under the rules of any securities exchange on which shares of Common Stock of the Company are then listed. Current holders of Common Stock have no preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of Common Stock of the Company in order to maintain their appropriate ownership thereof. The issuance of additional shares of Common Stock would decrease the proportionate equity interest of the Company's current stockholders and, depending upon the price paid for such additional shares, could result in dilution to the Company's current stockholders.


Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

                                 PROPOSAL NO. 3

                                AMENDMENT TO THE
                      1995 STOCK OPTION/STOCK ISSUANCE PLAN

         The stockholders are being asked to approve an amendment to the Legato Systems, Inc. 1995 Stock Option/Stock Issuance Plan (the "Option Plan"). The
Board of  Directors  ("Board")  amended  the  Option  Plan on March 26,  1999 to increase the share reserve by 1,500,000 shares to an aggregate of 15,079,795 shares and to impose a limit on the number of shares by which the pool would increase each year, as discussed below. The Board believes that option grants and the stock issuances under the Option Plan play an important role in the Company's efforts to attract, employ and retain employees, directors and consultants of outstanding ability.

         Pursuant to its authority to amend the Option Plan, the Board has reserved the right to amend the Automatic Option Grant Program to reduce or increase the size of grants made to outside Board members and to shorten or lengthen the vesting period applicable to options granted under the Automatic Option Grant Program, including both options already granted and those to be granted in the future. The Company has been advised by its counsel that, in accordance with recently issued accounting guidance, an unintended and potentially adverse accounting treatment could result from vesting options granted to outside Board members over a lengthy period. Accordingly, the Board is reviewing the Automatic Option Grant Program in the interests of mitigating adverse accounting treatment.

         The Company established the Option Plan on May 2, 1995 as a successor to the 1989 Stock Option and Restricted Stock Plan ("Predecessor Plan") to provide a means whereby eligible individuals may be given an opportunity to purchase shares of Common Stock. The Option Plan was approved by the stockholders on June 9, 1995. The Plan was subsequently amended and restated on March 13, 1998 to (a) increase the share reserve by 2,000,000 shares, (b) impose a share limit on the annual increases to the share reserve, and (c) expand the Board's authority to administer the Plan and to amend the Plan without stockholder approval. The 1998 restatement was approved by the Company's stockholders on May 14, 1998.

         The principal terms and provisions of the Option Plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the Option Plan. A copy of the Option Plan will be furnished by the Company to any stockholder upon written request to the Corporate Secretary at the executive offices in Palo Alto, California.

         Structure.  The Option Plan is divided into three separate  components:
(i) the Discretionary Option Grant Program, under which eligible individuals may, at the discretion of the plan administrator, be granted options to purchase shares of Common Stock at an exercise price not less than 85% of the fair market value on the grant date, (ii) the Stock Issuance Program, under which such persons may, in the plan administrator's discretion, be issued shares of Common Stock directly through the purchase of such shares at a price not less than eighty-five percent (85%) of their fair market value at the time of their issuance or as a bonus tied to the performance of services and (iii) the Automatic Option Grant Program, under which option grants will automatically be made at periodic intervals to eligible non-employee Board members to purchase shares of Common Stock at an exercise price equal to the fair market value on the grant date.


         Administration. The Compensation Committee of the Board, which is comprised of two (2) or more Board members, administers the Option Plan. Committee members serve for such period of time as the Board may determine. No Board member may serve on the Committee if he or she has received an option grant or stock award under the Option Plan or under any other stock plan of the Company or its parent or subsidiary corporations within the twelve (12) month period preceding his or her appointment to the Committee, other than grants under the Automatic Option Grant Program. The Option Plan may also be administered by the Board and may be administered with respect to optionees who are not executive officers subject to the short-swing profit rules of the federal securities laws by the Board or a secondary committee comprised of one or more Board members.


         The Committee (or Board or secondary committee to the extent acting as plan administrator) has full authority (subject to the express provisions of the Option Plan) to determine the eligible individuals who are to receive grants under the Option Plan, the number of shares to be covered by each granted option, the date or dates on which the option is to become exercisable, the maximum term for which the option is to remain outstanding, whether the granted option will be an incentive stock option ("Incentive Option") that satisfies the requirements of Section 422 of the Internal Revenue Code (the "Code") or a non-statutory option not intended to meet such requirements and the remaining provisions of the option grant.

         Eligibility. Employees (including officers), consultants and independent contractors who render services to the Company or its subsidiary corporations (whether now existing or subsequently established) are eligible to receive option grants under the Discretionary Option Grant Program and share issuances under the Stock Issuance Program. A non-employee member of the Board or of the board of directors of any parent or subsidiary corporation of the Company is also eligible for option grants under the Discretionary Option Grant Program and the Stock Issuance Program, providing he or she is not a member of the Committee. A non-employee member of the Board is also eligible for option grants under the Automatic Option Grant Program.

         As  of  February 24, 1999,  approximately  740  persons   (including  6
executive officers) were eligible to participate in the Option Plan.

         Securities Subject to Option Plan. The maximum number of shares of Common Stock that may be issued over the term of the Option Plan shall not exceed 15,079,795 shares, assuming approval of this Proposal No. 3. The number of shares of Common Stock available for issuance under the Option Plan shall automatically increase on the first trading day of each calendar year during the term of the Option Plan, beginning January 1, 1997, by an amount equal to three percent (3%) of the shares of Common Stock outstanding on December 31 of the immediately preceding calendar year, not to exceed 1,500,000 shares in any calendar year. Accordingly, the pool was increased by 1,016,302 shares effective January 1, 1997, by 1,066,448 shares effective January 1, 1998 and by 1,128,813 shares effective January 1, 1999.

         No one person participating in the Option Plan may receive options and direct stock issuances for more than 400,000 shares of Common Stock per calendar year, beginning with the 1995 calendar year; provided that for the calendar year in which such person first commences services, the limit shall be 800,000 shares.

         Should an option expire or terminate for any reason prior to exercise in full, including options incorporated from the Predecessor Plan, the shares subject to the portion of the option not so exercised will be available for subsequent option grants under the Option Plan.

Discretionary Option Grant Program

         Price and Exercisability. The option exercise price per share in the case of an Incentive Option may not be less than one hundred percent (100%) of the fair market value of the Common Stock on the grant date and, in the case of a non-statutory option, eighty-five percent (85%) of the fair market value of the Common Stock on the grant date. Options granted under the Discretionary Option Grant Program become exercisable at such time or times and during such period as the Committee may determine and set forth in the instrument evidencing the option grant.

         The exercise price may be paid in cash or in shares of Common Stock. Options may also be exercised through a same-day sale program, pursuant to which a designated brokerage firm is to effect the immediate sale of the shares purchased under the option and pay over to the Company, out of the sale proceeds on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes. The Committee may also assist any optionee (including an officer or director) in the exercise of his or her outstanding options by (a) authorizing a Company loan to the optionee or (b) permitting the optionee to pay the exercise price in installments over a period of years. The terms and conditions of any such loan or installment payment will be established by the Committee in its sole discretion. The Committee has the discretionary authority to reprice options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the regrant date.

         No optionee is to have any stockholder rights with respect to the option shares until the optionee has exercised the option, paid the exercise price and become a holder of record of the shares. Options are not assignable or transferable other than by will or the laws of descent and distribution, and during the optionee's lifetime, the option may be exercised only by the optionee.

         Termination of Service. Any option held by the optionee at the time of cessation of service will not remain exercisable beyond the designated post-service exercise period. Under no circumstances, however, may any option be exercised after the specified expiration date of the option term. Each such option will normally, during such limited period, be exercisable only to the extent of the number of shares of Common Stock in which the optionee is vested at the time of cessation of service. The Committee has complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

         The shares of Common Stock acquired upon the exercise of one or more options may be subject to repurchase by the Company at the original exercise price paid per share upon the optionee's cessation of service prior to vesting in such shares. The Committee has complete discretion in establishing the vesting schedule to be in effect for any such unvested shares and may cancel the Company's outstanding repurchase rights with respect to those shares at any time, thereby accelerating the vesting of the shares subject to the canceled rights.

         Incentive Options. Incentive Options may only be granted to individuals who are employees of the Company or its parent or subsidiary corporation. During any calendar year, the aggregate fair market value (determined as of the grant date(s)) of the Common Stock for which one or more options granted to any employee under the Option Plan (or any other option plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under Section 422 of the Code shall not exceed $100,000.

         Limited Stock Appreciation Rights. One or more officers of the Company subject to the short-swing profit restrictions of the federal securities laws may, at the discretion of the Committee, be granted limited stock appreciation rights in connection with their option grants under the Option Plan. Any option with such a limited stock appreciation right in effect for at least six (6) months will automatically be canceled, to the extent exercisable for one or more vested option shares, upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock. In return, the officer will be entitled to a cash distribution from the Company in an amount per canceled option share equal to the excess of (i) the highest price per share of Common Stock paid in the tender offer over (ii) the option exercise price.

         Tandem Stock Appreciation Rights. The Committee is authorized to issue tandem stock appreciation rights in connection with option grants under the Discretionary Option Grant Program. Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Committee, be made in cash or in shares of Common Stock.

Automatic Option Grant Program

         Under the Automatic Option Grant Program, non-employee Board members will receive option grants at specified intervals over their period of Board service. These special grants may be summarized as follows:

         o Each individual who was a non-employee Board member on the date of the initial public offering and each individual who becomes a non-employee Board member after such date, whether through election by the stockholders or appointment by the Board, will automatically be granted, at the time of the offering, or if later, at the time of such initial election or appointment, a non-statutory stock option to purchase 48,000 shares of Common Stock.

         o On the date of each Annual Stockholders Meeting beginning with the 1996 Annual Meeting, each individual who is reelected as a non-employee Board member will receive an additional grant of a non-statutory stock option under the Option Plan to purchase 12,000 shares of Common Stock, provided such individual has been a member of the Board for at least six months.

         Each option grant under the Automatic Option Grant Program will be subject to the following terms and conditions:

         1. The option price per share will be equal to the fair market value per share of Common Stock on the automatic grant date and each option is to have a maximum term of ten years from the grant date.

         2. Each automatic option grant will be immediately exercisable for all of the option shares; the shares purchasable under the option shall be subject to repurchase at the original exercise price in the event the optionee's Board service should cease prior to vesting. With respect to each initial grant, the repurchase right shall lapse and the optionee vest in four (4) equal annual installments from the grant date. Each annual grant shall vest in two equal and successive annual installments.

         3. The option will remain exercisable for a 12-month period following the optionee's termination of service as a Board member for any reason and may be exercised following the Board member's death by the personal representatives of the optionee's estate or the person to whom the grant is transferred by the optionee's will or the laws of inheritance. In no event, however, may the option be exercised after the expiration date of the option term. During the applicable exercise period, the option may not be exercised for more than the number of shares (if any) for which it is exercisable at the time of the optionee's cessation of Board service.

         4. The option shares will become fully vested in the event of a Corporate Transaction (as defined below) or a Change in Control (as defined below). The option shares will become fully vested in the event of the
optionee's   cessation  of  Board  service  by  reason  of  death  or  permanent disability.

         5. Upon the occurrence of a hostile tender offer, the optionee shall have a thirty (30) day period in which to surrender to the Company each automatic option that has been in effect for at least six (6) months and the optionee will in return be entitled to a cash distribution from the Company in an amount per canceled option share (whether or not the optionee is otherwise vested in those shares) equal to the excess of (i) the highest reported price per share of Common Stock paid in the tender offer over (ii) the option exercise price payable per share.


         6. Option grants under the Automatic Option Grant Program will be made in strict compliance with the express provisions of that program. The remaining terms and conditions of the option will in general conform to the terms described herein for option grants under the Discretionary Option Grant Program and will be incorporated into the option agreement evidencing the automatic grant.


Stock Issuance Program

         Shares may be sold under the Stock Issuance Program at a price per share not less than eighty-five percent (85%) of fair market value, payable in cash or through a promissory note payable to the Company. Shares may also be issued solely as a bonus for past services.

         The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Committee will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Option Plan.

General Provisions

         Acceleration of Options/Termination of Repurchase Rights. Upon the occurrence of either of the following transactions (a "Corporate Transaction"):

         (i) the sale, transfer, or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company, or

         (ii) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those immediately prior to such transaction, each outstanding option under the Option Plan will, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares at the time subject to such option. However, an outstanding option shall not accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent), (ii) such option is to be replaced with a cash incentive program of the successor corporation that preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Committee at the time of the option grant. Immediately following the consummation of the Corporate Transaction, all outstanding options will terminate and cease to be exercisable, except to the extent assumed by the successor corporation.

         Also upon a Corporate Transaction, the Company's outstanding repurchase rights applicable to options granted under the Discretionary Option Grant Program or shares issued under the Stock Issuance Program will terminate automatically unless assigned to the successor corporation.

         Any options that are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall automatically accelerate (and any of the Company's outstanding repurchase rights that do not otherwise terminate at the time of the Corporate Transaction shall automatically terminate and the shares of Common Stock subject to those terminated rights shall immediately vest in full) in the event the optionee's service should subsequently terminate by reason of an involuntary termination within eighteen
(18) months following the effective date of such Corporate Transaction. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the involuntary termination

         Upon  the  occurrence  of  the  following   transactions   ("Change  in
Control"):

         (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) acquires beneficial ownership of more than fifty percent (50%) of the Company's outstanding voting stock without the Board's recommendation, or

         (ii) there is a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases by reason of a proxy contest, to be comprised of individuals who
(a) have been Board members  continuously  since the beginning of such period or
(b) have been elected or nominated for selection as Board members by a majority of the continuing Board members,then the Committee has the discretion to accelerate outstanding options and terminate the Company's outstanding repurchase rights.

         The Committee also has the discretion to accelerate outstanding options and/or terminate the Company's outstanding repurchase rights upon a Corporate Transaction or Change in Control, which acceleration or termination may or may not be conditioned upon the subsequent termination of the optionee's service within a specified period following the transaction. The acceleration of options in the event of a Corporate Transaction or Change in Control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt, or other efforts to gain control of the Company.

         Valuation. For purposes of establishing the option price and for all other valuation purposes under the Option Plan, the fair market value of a share of Common Stock on any relevant date will be the closing price per share of Common Stock on that date, as such price is reported on the Nasdaq National Market. The market value of the Common Stock as reported on the Nasdaq Stock Market as of February 24, 1999 was $45.50 per share.

         Changes in Capitalization. In the event any change is made to the Common Stock issuable under the Option Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Option Plan, (ii) the maximum number and/or class of securities for which any one person may be granted options and direct stock issuances per calendar year, (iii) the maximum number and/or class of securities for which the share reserve is to increase automatically each year, (iv) the number and/or class of securities for which automatic option grants are to be subsequently made per director under the Automatic Option Grant Program and (v) the number and/or class of securities and the exercise price per share in effect under each outstanding option (including any option incorporated from the Predecessor Plan) in order to prevent the dilution or enlargement of benefits thereunder.

         Each outstanding option that is assumed in connection with a Corporate Transaction will be appropriately adjusted to apply and pertain to the number and class of securities that would otherwise have been issued, in consummation of such Corporate Transaction, to the option holder had the option been exercised immediately prior to the Corporate Transaction. Appropriate adjustments will also be made to the option price payable per share and to the class and number of securities available for future issuance under the Option Plan on both an aggregate and a per-participant basis.

         Option Plan Amendments. The Board may amend or modify the Option Plan in any and all respects whatsoever. The approval ofthe Company's stockholders will be obtained to the extent required by applicable law.

         Unless sooner terminated by the Board, the Option Plan will in all events terminate on April 30, 2005. Any options outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grants.

         As of February 24, 1999, options covering 6,039,523 shares were outstanding under the Option Plan, 2,373,152 shares remained available for future option grant, without giving effect to the increase which is the subject of this Proposal No. 3, and 5,167,120 shares have been issued under the Option Plan. The expiration dates for all such options range from January 31, 2002 to February 22, 2009.


New Plan Benefits and Option Grant Table

         Because the Option Plan is discretionary, benefits to be received by individual optionees are not determinable. However, each of Messrs. Benhamou, Fong, Strohm, and White will receive an option grant to purchase 12,000 shares under the Automatic Option Grant Program on the date of the Annual Meeting with an exercise price per share equal to the closing price per share of Common Stock on the date of the Annual Meeting. The table below shows, as to each of the executive officers named in the Summary Compensation Table and the various indicated groups, (i) the number of shares of Common Stock for which options have been granted under the Option Plan, for the one (1)-year period ending December 31, 1998 plus the period through February 24, 1999 and (ii) the weighted average exercise price per share. No direct stock issuances have been made under the Option Plan to date.

                                                                                                   Weighted
                                                                                               Average Exercise
                                                                          Number Of Option         Price Of
                           Name And Position                                   Shares           Granted Options

Louis C. Cole......................................................             350,000             $30.66
     Chairman of the Board, President and Chief Executive Officer
Nora M. Denzel.....................................................              50,000             $41.50
     Senior Vice President, Product Operations
John Ferraro.......................................................                   0               --
     Senior Vice President, Worldwide Sales Operations
Kent D. Smith......................................................             100,000             $22.53
     Executive Vice President, Chief Operating Officer
Stephen C. Wise....................................................              40,000             $41.50
     Senior Vice President, Chief Financial Officer
All current executive officers as a group (6 persons)..............             579,800             $31.20
All current directors (other than executive officers) as a
     group (5 persons) ............................................              96,000             $42.77
All employees, including current officers who are not executive
     officers, as a group (740 persons)............................           2,311,400             $34.74


Federal Income Tax Consequences of Options Granted under the Option Plan

         Options granted under the Option Plan may be either incentive stock options that satisfy the requirements of Section 422 of the Code or non-statutory options that are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

         Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares generally is includable in alternative minimum taxable income. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

         For federal tax purposes, dispositions are divided into two categories:
(i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two (2) years after the grant date of the option and more than one (1) year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

         Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over
(ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the date the option was exercised over (ii) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

         If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares. The Company anticipates that any compensation deemed paid by the Company upon one or more disqualifying dispositions of incentive stock option shares by the Company's executive officers will remain deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

         Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

         Special provisions of the Internal Revenue Code apply to the acquisition of Common Stock under a non-statutory option if the purchased shares are subject to repurchase by the Company. These special provisions may be summarized as follows:

         (i)......If  the shares  acquired  upon  exercise of the  non-statutory option are subject to repurchase by the Company at the original exercise price in the event of the optionee's termination of service prior to vesting in such shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (a) the fair market value of the shares on the date such repurchase right lapses with respect to such shares over (b) the exercise price paid for the shares.

         (ii).....The  optionee may,  however,  elect under Section 83(b) of the
Internal Revenue Code to include as ordinary income in the year of exercise of the non-statutory option an amount equal to the excess of (a) the fair market value of the purchased shares on the exercise date (determined as if the shares were not subject to the Company's repurchase right) over (b) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

         The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee. The Company anticipates that the compensation deemed paid by the Company upon the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will remain deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

     Stock Appreciation Rights. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the optionee.

         Stock  Issuances.   The  tax  principles  applicable  to  direct  stock
issuances under the Option Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

Recommendation of the Board of Directors

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1995 STOCK OPTION/STOCK ISSUANCE PLAN.

                                 PROPOSAL NO. 4

                                AMENDMENT TO THE
                          EMPLOYEE STOCK PURCHASE PLAN


         General

         The Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board on May 2, 1995 and approved by the stockholders on June 9, 1995. The Purchase Plan was amended on March 26, 1999 to increase the share reserve by 1,000,000 shares to 2,600,000 shares. The stockholders are being asked to approve the amendment to the Purchase Plan.

         The Purchase Plan, and the right of participants to make purchases thereunder, is intended to meet the requirements of an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code (the "Code"). The Company has been advised by its counsel that it should reserve a sufficient number of shares under its Purchase Plan to last through the end of each twenty-four month offering period beginning prior to the 2001 Annual Stockholder Meeting. In accordance with recently issued accounting guidance, an insufficient number of shares reserved at the beginning of an offering period may result in an unintended and potentially adverse accounting treatment. Accordingly, the Board is recommending an increase to the number of shares available under the Purchase Plan.

         The Plan was previously amended on March 7, 1996 to eliminate the service requirement for participating in the Plan. The stockholders approved the amendment of the Plan at the 1996 Annual Meeting on May 16, 1996. The following summary of certain Purchase Plan provisions is qualified, in its entirety, by reference to the Purchase Plan. Copies of the Purchase Plan document may be obtained by a stockholder upon written request to the Secretary of the Company at the executive offices in Palo Alto, California.

         In addition to the Purchase Plan, the Company maintains the International Employee Stock Purchase Plan ("International Plan") pursuant to which eligible non-U.S. citizens and U.S. citizens working abroad who are not paid in U.S. currency, and who are employed by the Company or any participating subsidiary or parent corporation on a regularly-scheduled basis of more than twenty (20) hours per week for more than five (5) months per calendar year may purchase Common Stock pursuant to payroll deductions.

         Purpose

         The purpose of the Purchase Plan is to provide employees of the Company and designated parent or subsidiary corporations (collectively, "Participating Companies") an opportunity to participate in the ownership of the Company by purchasing Common Stock of the Company through payroll deductions. The Company is the only Participating Company in the Purchase Plan.

         The Purchase Plan is intended to benefit the Company as well as its stockholders and employees. The Purchase Plan gives employees an opportunity to purchase shares of Common Stock at a favorable price. The Company believes that the stockholders will correspondingly benefit from the increased interest on the part of participating employees in the profitability of the Company. Finally, the Company will benefit from the periodic investments of equity capital provided by participants in the Purchase Plan.

         Administration

         The Purchase Plan is administered by a committee appointed by the Board (the "Committee"). Administration of the Purchase Plan with respect to officers subject to Section 16 of the 1934 Act shall be by members who are "disinterested persons" as that term is defined in Rule 16b-3 under the Act to the extent necessary to satisfy such rule. All costs and expenses incurred in plan administration will be paid by the Company without charge to participants. All cash proceeds received by the Company from payroll deductions under the Purchase Plan shall be held in a non-interest bearing trust account.

         Shares and Terms

         The stock issuable under the Purchase Plan is the Company's authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock that may be issued in the aggregate under the Purchase Plan and the International Plan is 1,600,000, adjusted as described in the "Adjustment" section of this description, assuming the approval of this Proposal No. 4. Common Stock subject to a terminated purchase right shall be available for purchase pursuant to purchase rights subsequently granted.

         Adjustments

         If any change in the Common Stock occurs (through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change of corporate structure or otherwise), by the Company, appropriate adjustments shall be made to the class and maximum number of shares subject to the Purchase Plan, to the class and maximum number of shares purchasable by each participant per purchase period, and the class and number of shares and purchase price per share subject to outstanding purchase rights in order to prevent the dilution or enlargement of benefits thereunder.

         Eligibility

         Generally, any individual who is customarily employed by one or more Participating Companies more than 20 hours per week and for more than five months per calendar year is eligible to participate in the Purchase Plan. From time to time, prior to commencement of an offering period, the Committee may impose an eligibility service requirement, which may be as long as ninety (90) days, or may provide for no eligibility service period. Approximately 740 employees (including 6 officers) were eligible to participate in the Purchase Plan as of February 24, 1999.

         Offering Periods

         The Purchase Plan is implemented by offering periods which generally have a duration of twenty-four months; each offering period is comprised of a series of one or more successive purchase periods, which generally will have a duration of six (6) months, although the Committee may provide for a longer or shorter period. The current offering period commenced on August 1, 1997 and will end on the last business day in July 1999; and the next offering period will commence on August 1, 1999 and will end on July 31, 2001, unless terminated earlier. The Committee may in its discretion, vary the beginning date and ending date of the offering periods and the purchase periods prior to their commencement, provided no offering period shall exceed twenty-seven (27) months in length.

         The participant will have a separate purchase right for each offering period in which he or she participates. The purchase right will be granted on the first day of the offering period and will be automatically exercised in successive installments on the last day of each purchase period within the offering period.

         Purchase Price

         The purchase price per share under the Purchase Plan is 85% of the lower of (i) the fair market value of a share of Common Stock on the first day of the applicable offering period or, if later, the participant's entry date into the offering period, or (ii) the fair market value of a share of Common Stock on the purchase date. Generally, the fair market value of the Common Stock on a given date is the closing sale price of the Company's Common Stock, as reported on the Nasdaq National Market System. The closing price of the Common Stock as reported on the Nasdaq Stock Market on February 24, 1999, was $45.50 per share.

         Limitations

         The plan imposes certain limitations upon a participant's rights to acquire Common Stock, including the following:

                  1. No purchase right shall be granted to any person who immediately thereafter would own, directly or indirectly, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiary corporations.

                  2. In no event shall a participant be permitted to purchase more than 2,000 shares on any one purchase date.

                  3. The right to purchase Common Stock under the Purchase Plan (or any other employee stock purchase plan that the Company or any of its subsidiaries may establish) in an offering intended to qualify under Section 423 of the Code may not accrue at a rate that exceeds $25,000 in fair market value of such Common Stock (determined at the time such purchase right is granted) for any calendar year in which such purchase right is outstanding.

         Payment of Purchase Price; Payroll Deductions

         Payment for shares by participants shall be in such manner and at such time as the Committee shall determine. Generally, the purchase price is accumulated by after-tax payroll deductions during the purchase period. The deductions may not exceed 10% of a participant's cash compensation paid during a purchase period. Compensation for this purpose will include elective contributions that are not includeable in income under Code Sections 125, 401(k), 401(h) or 403(b) and all bonuses, overtime, commissions, and other amounts to the extent paid in cash.

         The participant will receive a purchase right to purchase up to the number of shares of the Company's Common Stock determined by dividing such participant's payroll deductions accumulated prior to the exercise date by the applicable purchase price (subject to the "Limitations" section). No fractional shares shall be purchased. Any payroll deductions accumulated in a participant's account that are not sufficient to purchase a full share will be retained in the participant's account for the subsequent purchase period. No interest shall accrue on the payroll deductions of a participant in the Purchase Plan.

         Termination and Change to Payroll Deductions

         A purchase right shall terminate at the end of the offering period or earlier if (i) the participant terminates employment and any payroll deductions which the participant may have made with respect to a terminated purchase right will be refunded or (ii) the participant elects to withdraw from the Purchase Plan. Any payroll deductions which the participant may have made with respect to a terminated purchase right under clause (ii) will be refunded unless the participant elects to have the funds applied to the purchase of shares on the next purchase date.

         Unless a participant has irrevocably elected otherwise, he or she may decrease his or her deductions once during a purchase period.

         Purchase rights are not assignable or transferable except with respect to a designated beneficiary.

                  Amendment and Termination

         The Purchase Plan shall continue in effect until the earlier of (i) the last business day in July 2005, (ii) the date on which all shares available for issuance under the Purchase Plan shall have been issued or (iii) pursuant to a Corporate Transaction, unless earlier terminated by the Board in its discretion.

         The Board may at any time alter, amend, suspend or discontinue the Purchase Plan with respect to any shares not subject to purchase rights, provided that, without the approval of the stockholders, no such action may (i) alter the purchase price formula so as to reduce the purchase price payable for shares under the Purchase Plan, (ii) materially increase the number of shares issuable under the Purchase Plan or the maximum number of shares purchasable per participant, or (iii) materially increase the benefits accruing to participants under the Purchase Plan or materially modify the eligibility requirements.

         In addition, the Company has specifically reserved the right, exercisable in the sole discretion of the Board, to terminate the Purchase Plan immediately following any six-month purchase period. If such right is exercised by the Board, then the Purchase Plan will terminate in its entirety and no further purchase rights will be granted or exercised, and no further payroll deductions shall thereafter be collected under the Purchase Plan.

         Corporate Transaction

         In the event of a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction or the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company (a "Corporate Transaction"), each purchase right under the Purchase
Plan, will automatically be exercised immediately before consummation of the Corporate Transaction as if such date were the last purchase date of the offering period. The purchase price per shall be equal to eighty-five percent (85%) of the lower of the fair market value per share of Common Stock on the start date of the offering period (or on the participant's entry date, if later) or the fair market value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. Any payroll deductions not applied to such purchase shall be promptly refunded to the participant.

         The grant of purchase rights under the Purchase Plan will in no way affect the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         Proration of Purchase Rights

         If the total number of shares of Common Stock for which purchase rights are to be granted on any date exceeds the number of shares then remaining available under the Purchase Plan, the Committee shall make a pro rata allocation of the shares remaining. The Committee shall give written notice to all affected participants.

         Federal Income Tax Consequences

         The following is a general description of certain federal income tax consequences of the Purchase Plan. This description does not purport to be complete.

         The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Under a plan which so qualifies, no taxable income will be reportable by a participant, and no deductions will be allowable to the Company, by reason of the grant or exercise of the purchase rights issued thereunder. A participant will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

         A sale or other disposition of the purchased shares will be a disqualifying disposition if made before the later of two years after the start of the purchase period in which such shares were acquired or one year after the shares are purchased. If the participant makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount by which the fair market value of such shares on the date of purchase exceeded the purchase price. In no other instance will the Company be allowed a deduction with respect to the participant's disposition of the purchased shares.

         Any additional gain or loss recognized upon the disposition of the shares will be a capital gain, which will be long-term if the shares have been held for more than one (1) year following the date of purchase under the Purchase Plan.

         The foregoing is only a summary of the federal income taxation consequences to the participant and the Company with respect to the shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any city, state or foreign country in which the participant may reside.

         New Purchase Plan Benefits

         Since purchase rights are subject to discretion, including an employee's decision not to participate in the Purchase Plan, awards under the Purchase Plan for the current fiscal year are not determinable. However, in the purchase period that ended on January 31, 1999, each of the Named Officers purchased the following:


                          Shares acquired under the
Name                            Purchase Plan           Purchase Price per share


Louis C. Cole                            0                         --
John Ferraro                           502                       $20.03
Nora M. Denzel                       1,202                       $10.57
Kent D. Smith                            0                         --
Stephen C. Wise                      1,172                       $10.57

     In addition, Ms. Denzel and Mr. Wise have the rights to purchase a maximum of 2,000 shares of Common Stock at a price that will not exceed $10.57 per share on July 31, 1999. Mr. Ferraro has the right to purchase a maximum of 2,000 shares of Common Stock at a price that will not exceed $20.03 per share on July 31, 1999. Mr. Cole was not eligible to participate in the Purchase Plan during the 1998 fiscal year since he directly owned five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company. Mr. Smith elected not to participate in the Purchase Plan during the current fiscal year.



Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN.

                                 PROPOSAL NO. 5

                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Company is asking the stockholders to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP.

     In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

     PricewaterhouseCoopers LLP has audited the Company's financial statements since 1989. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.


Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company's Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 1998 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1998 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders, except that Kent Smith filed a Form 5 one day late.

                                    FORM 10-K

     THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S FORM 10-K REPORT FOR FISCAL YEAR 1998, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULE AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO LEGATO SYSTEMS, INC., 3210 PORTER DRIVE, PALO ALTO, CALIFORNIA 94304, ATTN: EDMOND MOK, CORPORATE FINANCE.


                  STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING


     Stockholder proposals that are intended to be presented at the 2000 Annual Meeting that are eligible for inclusion in the Company's proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company not later than December 7, 1999, in order to be included. Such stockholder proposals should be addressed to Legato Systems, Inc., 3210 Porter Drive, Palo Alto, California 94304, Attn: Edmond Mok, Corporate Finance.



                                  OTHER MATTERS

     The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                             BY ORDER OF THE BOARD OF DIRECTORS,


                                             Robert V. Gunderson, Jr.
                                             Secretary

Palo Alto, California
April 8, 1999



   WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

   THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

                                    EXHIBIT A

                         CERTIFICATE OF AMENDMENT OF THE
              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                              LEGATO SYSTEMS, INC.

     Legato Systems, Inc., a  corporation  organized  and  existing under and by
virtue  of  the  General   Corporation   Law  of  the  State  of  Delaware  (the
"Corporation"),

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors adopted a resolution setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of said Corporation and declaring said amendment advisable and directing that said amendment be submitted to the stockholders of said Corporation entitled to vote in respect thereof for their approval. The resolution setting forth said amendment is as follows:

          "RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended by replacing the first paragraph of Article IV thereof so that such paragraph shall be and read as follows:

               "This corporation is authorized to issue two classes of stock to be designated common stock ("Common Stock") and preferred stock ("Preferred Stock"). The number of shares of Common Stock authorized to be issued is Two Hundred Million (200,000,000), par value $0.0001 per share, and the number of shares of Preferred Stock authorized to be issued is Five Million (5,000,000), par value $0.0001 per share. "

     SECOND: That thereafter said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law by obtaining a majority vote of the Common Stock in favor of said amendment in the manner set forth in Section 222 of the General Corporation Law.

     IN WITNESS WHEREOF, this Certificate of Amendment of the Amended and Restated Certificate of Incorporation has been signed by the President and the Secretary of the Corporation this day of May, 1999.


                              LEGATO SYSTEMS, INC.


                              By:
                              Louis C. Cole, President

ATTEST:


By:
                       Robert V. Gunderson, Jr., Secretary

PROXY                                                                      PROXY
                              LEGATO SYSTEMS, INC.
                     3210 Porter Drive, Palo Alto, CA 94304

                    This Proxy is Solicited on Behalf of the
                   Board of Directors of Legato Systems, Inc.
         for the Annual Meeting of Stockholders to be held May 13, 1999

         The undersigned holder of Common Stock, par value $.0001, of Legato Systems, Inc. (the "Company") hereby appoints Louis C. Cole and Stephen C. Wise, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday May 13th, 1999 at 9:00 a.m. local time, at the Crowne Plaza Hotel, 4290 El Camino Real, Palo Alto, California, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

         This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR PROPOSALS 2, 3 4 AND 5, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS AND "FOR" PROPOSALS 2, 3, 4 AND 5.

         PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                    (Reverse)
                              LEGATO SYSTEMS, INC.
         Please mark votes
         as in this example


1.  To elect  the  following  directors  to serve  for a term  3.  To approve the  amendment  to  FOR    AGAINST   ABSTAIN
    ending upon the 2000 Annual  Meeting of  Stockholders  or      the   Company's   1995  Stock
    until their successors are elected and qualified:              Option/Stock  Issuance  Plan,
                                                                   to  increase  the  number  of
Nominees:  Louis  C.  Cole,  Eric  A.  Benhamou,  H.  Raymond      shares   available   as   set
Bingham, Kevin A. Fong, David N. Strohm and Phillip E. White       forth  in  the   accompanying
                                                                   Proxy Statement.

 FOR         WITHHELD             For  all  nominees,  except  4.  To approve the  amendment  to  FOR    AGAINST   ABSTAIN
                                  for nominees written below.      the Employee  Stock  Purchase
                                                                   Plan,  to increase the number
                                                                   of  shares  available  as set
                                                                   forth  in  the   accompanying
                                                                   Proxy Statement.

                                  -----------------------
                                  Nominee exception(s).
2.   To approve the amendment to the Company's Certificate      5. To ratify the appointment of   FOR    AGAINST   ABSTAIN
     of  Incorporation  as set  forth in the                       PricewaterhouseCoopers LLP as
     accompanying Proxy Statement.                                 the  Company's  independent
                                                                   accountants  for  the  fiscal
         FOR    AGAINST   ABSTAIN                                  year  ending   December   31,
                                                                   1999.




In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Signature:              Signature (if held jointly):                  Date:
               , 1999

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.